UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
July 24, 2008

Protalex, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Union Square Drive New Hope, Pennsylvania	18938
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
215-862-9720

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 24, 2008, the Board of Directors (the “Board”) of Protalex, Inc. granted options to purchase 300,000 shares of common stock to Steven H. Kane, President, Chief Executive Officer and Director of Protalex. The options have an exercise price of $0.45 and expire on July 24, 2018. The options vest over four years at a rate of 1/48h per month.

On July 24, 2008, the Board granted options to purchase 100,000 shares of common stock to Marc L. Rose, CPA, Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary of Protalex. The options have an exercise price of $0.45 and expire on July 24, 2018. The options vest over four years at a rate of 1/48h per month.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

PROTALEX, INC.

Date: July 30, 2008	By:	/s/ Marc L. Rose
Name: Marc L. Rose
Title: Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary